UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 30, 2017

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 30, 2017, Dolphin Digital Media, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company and Leslee Dart, Amanda Lundberg, Allan Mayer and the Beatrice B. Trust (the “Sellers”). Pursuant to the Purchase Agreement, on March 30, 2017, the Company acquired from the Sellers 100% of the membership interests of 42West, LLC, a Delaware limited liability company (“42West”) and 42West became a wholly-owned subsidiary of the Company (the “42West Acquisition”). 42West is an entertainment public relations agency offering talent publicity, strategic communications and entertainment content marketing...

The consideration paid by the Company in connection with the 42West Acquisition was approximately $18.7 million in shares of common stock of the Company, par value $0.015 (the “Common Stock”), based on the Company’s 30-trading-day average stock price prior to the closing date of $4.61 per share (less certain working capital and closing adjustments, transaction expenses and payments of indebtedness), plus the potential to earn up to an additional $9.3 million in shares of Common Stock. As a result, the Company (i) issued 1,230,280 shares of Common Stock on the closing date (the “Initial Consideration”), (ii) will issue (a) 344,550 shares of Common Stock to certain employees within 30 days of the closing date, (b) 118,655 shares of Common Stock as bonuses during 2017 and (c) approximately 1,961,821 shares of Common Stock on January 2, 2018 (the "Post-Closing Consideration") and (iii) may issue approximately 1,963,126 shares of Common Stock based on the achievement of specified financial performance targets over a three-year period as set forth in the Purchase Agreement (the "Earn-Out Consideration", and together with the Initial Consideration and the Post-Closing Consideration, the "Consideration").

Each of Leslee Dart, Amanda Lundberg and Allan Mayer (the “Principal Sellers”) has entered into employment agreements with the Company and will continue as employees of the Company for a three-year term after the closing of the 42West Acquisition. Each of the employment agreements of the Principal Sellers contains lock-up provisions pursuant to which each Principal Seller has agreed not to transfer any shares of Common Stock in the first year, no more than 1/3 of the Initial Consideration and Post-Closing Consideration received by such Seller in the second year and no more than an additional 1/3 of the Initial Consideration and Post-Closing Consideration received by such Seller in the third year, following the closing date. The non-executive employees of 42West are expected to be retained as well. The Purchase Agreement contains customary representations, warranties and covenants.

In connection with the 42West Acquisition, on March 30, 2017, the Company entered into put agreements (the “Put Agreements”) with each of the Sellers. Pursuant to the terms and subject to the conditions set forth in the Put Agreements, the Company has granted the Sellers the right, but not obligation, to cause the Company to purchase up to an aggregate of 2,374,187 of their shares of Common Stock received as Consideration for a purchase price equal to $4.61 per share during certain specified exercise periods set forth in the Put Agreements up until December 2020.

In addition, in connection with the 42West Acquisition, on March 30, 2017, the Company entered into a registration rights agreement with the Sellers (the “Registration Rights Agreement”) pursuant to which the Sellers are entitled to rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”). All fees, costs and expenses of underwritten registrations under the Registration Rights Agreement will be borne by the Company. At any time after the one-year anniversary of the Registration Rights Agreement, the Company will be required, upon the request of such Sellers holding at least a majority of the Consideration received by the Sellers, to file a registration statement on Form S-1 and use its reasonable efforts to effect a registration covering up to 25% of the Consideration received by the Sellers. In addition, if the Company is eligible to file a registration statement on Form S-3, upon the request of such Sellers holding at least a majority of the Consideration received by the Sellers, the Company will be required to use its reasonable efforts to effect a registration of such shares on Form S-3 covering up to an additional 25% of the Consideration received by the Sellers. The Company is required to effect only one registration on Form S-1 and one registration statement on Form S-3, if eligible. The right to have the Consideration received by the Sellers registered on Form S-1 or Form S-3 is subject to other specified conditions and limitations.

The foregoing descriptions of the Purchase Agreement, the Form of Put Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Form of Put Agreement and Registration Rights Agreement that will be filed.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference. The Company issued, or will issue, 5,499,777 shares of the Consideration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Sellers and 42 West employees represented to the Company that each such Seller and employee was an “accredited investor” as defined in Rule 501(a) under the Securities Act. The shares of Common Stock have not been registered under the Securities Act and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

Item 7.01    Regulation FD Disclosure.

On March 30, 2017, the Company issued the press release attached to this current report on Form 8-K as Exhibit 99.1 announcing the closing of the 42West Acquisition, on the terms and subject to the conditions set forth in the Purchase Agreement. The press release attached to this current report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed no later than 71 calendar days after the date on which this report on Form 8-K was required be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed no later than 71 calendar days after the date on which this report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Date: April 5, 2017	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer